UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 25, 2006

Date of report (Date of earliest event reported)

COMMERCIAL CAPITAL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50126	33-0865080

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8105 Irvine Center Drive, 15th Floor, Irvine, California	92618

(Address of principal executive offices)	(Zip Code)

(949) 585-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.

On July 25, 2006, Commercial Capital Bancorp, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2006. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On July 25, 2006, the Company announced that, at the special meeting of stockholders held today, the Company’s shareholders approved and adopted the Agreement and Plan of Merger, dated as of April 23, 2006, pursuant to which Washington Mutual, Inc. will acquire all of the outstanding shares of the Company. Of the 45,564,338 votes received in aggregate, which votes represent 75.72% of the Company’s total outstanding shares eligible, 97.97% were voted in favor of the acquisition and 1.97% were voted against the acquisition. The transaction is expected to close either late in the third quarter or early in the fourth quarter of 2006, pending regulatory approvals, and satisfaction of other customary closing conditions.

A copy of the press release is attached to this Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press release dated July 25, 2006, announcing the Company’s earnings for the six months ended June 30, 2006.

99.2	Press release issued by Commercial Capital Bancorp, Inc., dated July 25, 2006, announcing shareholder approval of the Agreement and Plan of Merger.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC.

	By:	/s/ Stephen H. Gordon
——————————————
Stephen H. Gordon
Chairman of the Board and
Chief Executive Officer

Date: July 25, 2006